UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

Core Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Barton Springs Road, Suite 300 Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CORZ	The Nasdaq Global Select Market
Warrants, exercisable for shares of common stock	CORZW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On December 27, 2022, Core Scientific Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission to report, among other things, that the Company received written notice from the staff of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the staff of Nasdaq had determined that the Company’s common stock will be delisted from Nasdaq. This Amendment No. 1 to the Current Report on Form 8-K/A amends and restates Item 3.01 of the Report to include additional information relating to the Delisting Notice (as defined below).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 22, 2022, the Company received written notice (the “Delisting Notice”) from Nasdaq notifying the Company that, as a result of the Company’s announcement that it had filed for protection under Chapter 11 of the U.S. Bankruptcy Code (the “Chapter 11 Cases”), and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, the staff of Nasdaq had determined that the Company’s common stock (the “Securities”) will be delisted from Nasdaq. Trading of the Securities will be suspended at the opening of business on January 3, 2023. A Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Securities from listing and registration on Nasdaq, unless the Company requests an appeal of this determination. In the Delisting Notice, the staff of Nasdaq referenced concerns about the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq and public interest concerns related to the Chapter 11 Cases. The Delisting Notice also indicates that the Company may appeal Nasdaq’s determination pursuant to procedures set forth in Nasdaq Listing Rule 5800 Series.

As previously disclosed, on December 13, 2022, the Company received written notice from Nasdaq notifying the Company that, because the closing bid price for the Company’s Securities has fallen below $1.00 per share for 30 consecutive business days, the Company no longer meets the minimum bid price requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”).

On December 29, 2022, the Company requested an appeal of Nasdaq’s determination and a hearing before a Nasdaq hearings panel. The Company’s request will not impact the upcoming suspension of trading in the Securities. The Company will address the Delisting Notice and the Company’s compliance with the Bid Price Requirement at the hearing. There can be no assurance that the Company’s appeal will be successful or that the Company will continue the appeal process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Date: December 30, 2022	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	President and Chief Legal Officer